                                                                 EXHIBIT 4.10(g)


                 SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

         THIS SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment"), dated as of September 26, 2002, is among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), STERLING CANADA, INC., a Delaware corporation ("Canada"), STERLING PULP CHEMICALS US, INC., a Delaware corporation ("Pulp US"), STERLING PULP CHEMICALS, INC., a Georgia corporation ("Pulp"), STERLING FIBERS, INC., a Delaware corporation ("Fibers"), STERLING CHEMICALS ENERGY, INC., a Delaware corporation ("Energy"), and STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation (together with the Company, Canada, Pulp US, Pulp, Fibers and Energy, collectively, the "Borrowers"), the several Lenders (as such term is defined in the hereinafter described Credit Agreement) parties to this Amendment, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS:

         A. The Borrowers, the Administrative Agent and the Lenders parties thereto have entered into a Revolving Credit Agreement dated as of July 19, 2001 (as amended by the First Amendment to Revolving Credit Agreement and Revolver Intercreditor Agreement dated as of August 17, 2001, the Second Amendment to Revolving Credit Agreement and Limited Waiver dated as of August 29, 2001, the Third Amendment to Revolving Credit Agreement and Limited Waiver dated as of September 7, 2001, the Fourth Amendment to Revolving Credit Agreement and Second Amendment to Revolver Intercreditor Agreement dated as of October 10, 2001, the Fifth Amendment to Revolving Credit Agreement dated as of June 14, 2002, and the Sixth Amendment to Revolving Credit Agreement dated as of August 19, 2002, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         B. The Borrowers have requested that the Lenders amend the Credit Agreement as hereinafter set forth.

         C. The Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the amendments intended hereby) are willing to so amend the Credit Agreement, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrowers, set forth herein.

         NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto agree hereby as follows:

         SECTION 1. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Borrowers and the several Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the following amendments) hereby agree that, effective as of the Amendment Effective Date (as hereinafter defined), the Credit Agreement is amended as follows:

         (a) ADDITION OF DEFINITIONS TO THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is amended by inserting the following definitions in the appropriate alphabetical positions therein:

                  "EBITDA Covenant Release Date" means the twentieth Business Day of any period of at least twenty (20) sequential Business Days during which Excess Availability is not less than $40,000,000 on any such Business Day.

                  "EBITDA Covenant Trigger Date" means the tenth Business Day of any period of at least ten (10) sequential Business Days during which Excess Availability is less than $25,000,000 on each such Business Day; provided that no additional EBITDA Covenant Trigger Date shall occur while any EBITDA Measurement Period is in effect.

                  "EBITDA Measurement Period" means, with respect to the occurrence of any EBITDA Covenant Trigger Date, the period commencing on the first day of any calendar month in which such EBITDA Covenant Trigger Date occurs and ending on (and including) the last day of the first calendar month thereafter in which an EBITDA Covenant Release Date occurs.

         (b) AMENDMENT TO DEFINITION OF MINIMUM EXCESS AVAILABILITY. Section 1.1 of the Credit Agreement is amended by deleting the definition of "Minimum Excess Availability" in its entirety and inserting the following definition in lieu thereof:

                   "Minimum Excess Availability" means $12,000,000, plus the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of
         Section 2.7).

         (c) AMENDMENT TO APPRAISAL DELIVERY COVENANT. Clause (k) of Section
7.1.1 of the Credit Agreement is amended by deleting the date "October 31, 2002" in its entirety.

         (d) AMENDMENT TO MINIMUM MONTHLY EBITDA COVENANT. Section 7.2.7 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "7.2.7 Minimum EBITDA.

                           (a) The Borrowers will not permit EBITDA for the
                  Borrowers to be less than (i.e., be a greater negative number than those set forth below) the following amounts at the end of each of the calendar month set forth below opposite such amounts:

                                    Prior to the date that the Borrowers have
                           fully satisfied the proviso to clause (b) of Section 5.2.3

                  Calendar Month                                                   Minimum EBITDA
                  --------------                                                   --------------
                  Filing Date through and including August 31, 2001                    (7,600,000)
                  September 2001                                                       (3,300,000)
                  October 2001                                                         (3,900,000)
                  November 2001                                                        (3,000,000)
                  December 2001                                                        (3,400,000)
                  January 2002                                                         (2,500,000)
                  February 2002                                                        (4,200,000)
                  March 2002                                                           (8,300,000)
                  April 2002                                                           (1,000,000)
                  May 2002                                                              1,600,000
                  June 2002                                                             2,800,000
                  July 2002 through and including September 30, 2002                    5,000,000

                           Effective on and after the date that the Borrowers
                  have fully satisfied the proviso to clause (b) of Section
                  5.2.3

                  Calendar Month                                                   Minimum EBITDA
                  --------------                                                   --------------
                  Filing Date through and including August 31, 2001                    (7,600,000)
                  September 2001                                                       (3,300,000)
                  October 2001                                                         (5,300,000)
                  November 2001                                                        (5,100,000)
                  December 2001                                                        (6,300,000)
                  January 2002                                                         (1,900,000)
                  February 2002                                                        (1,650,000)
                  March 2002                                                           (2,200,000)
                  April 2002                                                              800,000
                  May 2002                                                              1,600,000
                  June 2002                                                             1,000,000
                  July 2002                                                             4,700,000
                  August 2002                                                           5,000,000
                  September 2002                                                        5,000,000

                  provided, however, that for each calendar month set forth above that the Borrowers' EBITDA exceeds the minimum EBITDA amount set forth above opposite such calendar month (i.e., reflects a lower negative number or exceeds a positive number), such excess (the "Excess EBITDA") shall be carried forward on a cumulative basis to the next calendar month's calculation of minimum EBITDA of the Borrowers, provided, further, that Excess EBITDA from any calendar month in a given Fiscal Year may only be carried forward to a calendar month in the same Fiscal Year.

                           (b) The Borrowers will not, as of the end of any
                  calendar month during any EBITDA Measurement Period occurring after September 30, 2002, permit the EBITDA of the Borrowers from the first day of such EBITDA Measurement Period through the end of such calendar month to be less than zero."

         SECTION 2. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the amendments to the Credit Agreement contained herein shall not be effective until the satisfaction of each of the following conditions precedent:

         (a) EXECUTION AND DELIVERY OF THIS AMENDMENT. The Administrative Agent shall have received a copy of this Amendment executed and delivered by each of the applicable Obligors and by the Approving Lenders.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties shall have been true and correct as of such earlier date).

         (c) DELIVERY OF DOCUMENTS. The Administrative Agent shall have received certified copies any documents or instruments reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.

         (d) APPROVAL BY BANKRUPTCY COURT. The Administrative Agent shall have received a copy (or such other evidence satisfactory to Administrative Agent) of an order of the Bankruptcy Court which (i) as entered, shall be acceptable in form and substance to the Administrative Agent, (ii) authorizes the Borrowers to execute, deliver and to perform their respective obligations under this Amendment, (iii) shall be in full force and effect, and (iv) shall not have been stayed, reversed, modified or amended in any respect.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the several Lenders parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the applicable Obligors of this Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, and do not and will not (I) contravene the terms of any Organic Documents of any Obligor, (ii) conflict with or result in any breach or contravention of, or (except as contemplated by the Loan Documents or as otherwise permitted by the Credit Agreement) the creation of any Lien under, any material contract or indenture entered into or assumed after the Filing Date that is binding on or affects any Obligor or any order, injunction, writ or decree of any Governmental Authority to which any Obligor is a party or its property is subject, or (iii) violate any applicable law binding on or affecting any Obligor.

         (b) GOVERNMENTAL AUTHORIZATION. Upon entry of the approval of the Bankruptcy Court described in Section 2(d) above, no approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement of this Amendment.

         (c) NO DEFAULT. No Default or Event of Default exists under any of the Loan Documents. No Obligor is in default under or with respect to its Organic Documents. The execution, delivery and performance of this Amendment shall not result in any default under any material contract or indenture entered into or assumed on or after the Filing Date that is binding or affects any Obligor.

         (d) BINDING EFFECT. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Obligors that are parties thereto, enforceable against such Obligors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, both before and after giving effect to the amendments contemplated in this Amendment, as if such representations and warranties were being made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date).

         SECTION 4. MISCELLANEOUS

         (a) RATIFICATION AND CONFIRMATION OF LOAN DOCUMENTS. Except for the specific amendments expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.

         (b) FEES AND EXPENSES. The Borrowers jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         (e) COUNTERPARTS AND AMENDMENT EFFECTIVE DATE. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective when each of the conditions precedent set forth in Section 2 of this Amendment have been satisfied (the "Amendment Effective Date").

         (f) AFFIRMATION OF OBLIGATIONS. Notwithstanding that such consent is not required thereunder, the undersigned Obligors hereby consent to the execution and delivery of this Amendment by the parties hereto and reaffirm their respective obligations under each of the Loan Documents to which such Obligors are parties.

         (g) CONFIRMATION OF LOAN DOCUMENTS AND LIENS. As a material inducement to the Lenders to amend the Credit Agreement, the Obligors that are parties hereto hereby (I) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Security Documents, and the Liens granted under the Security Documents, (ii) agree that, except as otherwise expressly provided in this Amendment, the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect such Loan Documents and Liens and (iii) acknowledge and agree that, except as otherwise expressly provided for in the Credit Amendment with respect to the Priming Order, the Liens granted under the Security Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by the Borrowers and the other Obligors of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby.

         (h) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

                                    OBLIGORS:


                                    STERLING CHEMICALS, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    STERLING CANADA, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    STERLING PULP CHEMICALS US, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    STERLING PULP CHEMICALS, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    STERLING FIBERS, INC.


                                    By:
                                       -----------------------------------------
                                             Title:

                                    STERLING CHEMICALS ENERGY, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    STERLING CHEMICALS
                                    INTERNATIONAL, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    STERLING CHEMICALS HOLDINGS, INC.



                                    By:
                                       -----------------------------------------
                                             Title:

                                    ADMINISTRATIVE AGENT:

                                    THE CIT GROUP/BUSINESS CREDIT, INC., as
                                    Administrative Agent


                                    By:
                                       -----------------------------------------
                                             Title:


                                    LENDERS:


                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    WEBSTER WHITEHALL BUSINESS CREDIT
                                    CORPORATION


                                    By:
                                       -----------------------------------------
                                             Title:


                                    FLEET CAPITAL CORPORATION


                                    By:
                                       -----------------------------------------
                                             Title:


                                    TEXTRON FINANCIAL CORP.


                                    By:
                                       -----------------------------------------
                                             Title:

                                    TRANSAMERICA BUSINESS CAPITAL CORPORATION


                                    By:
                                       -----------------------------------------
                                             Title:


                                    GMAC BUSINESS CREDIT, LL.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    THE PROVIDENT BANK


                                    By:
                                       -----------------------------------------
                                             Title:


                                    GPS SECURITIES, INC.


                                    By:
                                       -----------------------------------------
                                             Title:


                                    FOOTHILL INCOME TRUST II, LP


                                    By:
                                       -----------------------------------------
                                             Title:


                                    CONGRESS FINANCIAL CORPORATION


                                    By:
                                       -----------------------------------------
                                             Title:

                                    COMERICA BANK


                                    By:
                                       -----------------------------------------
                                             Title: